THE PBHG FUNDS, INC.

                             ARTICLES OF RESTATEMENT

THIS IS TO CERTIFY THAT:

     FIRST: The PBHG Funds, Inc., a Maryland corporation (the "Corporation"), desires to restate its charter as currently in effect.

     SECOND: The following provisions are all the provisions of the charter currently in effect:

                                    ARTICLE I

                                  INCORPORATOR

     THE UNDERSIGNED, Olivia P. Adler, whose post office address is 1500 K Street, N.W., Washington, D.C., being at least eighteen (18) years of age, does hereby act as incorporator to form a corporation under and by virtue of the Maryland General Corporation Law.

                                   ARTICLE II

                                      NAME

     2.1 Name. The name of the corporation is The PBHG Funds, Inc. (the "Corporation").

     2.2 Name Reservation. The Corporation acknowledges that it uses the term "PBHG" in its corporate name only with the permission of Pilgrim Baxter & Associates, Ltd., a Delaware corporation ("Pilgrim"), the investment adviser to the Corporation, and agrees that Pilgrim shall control the use of the term "PBHG" by the Corporation. The Corporation further agrees that if Pilgrim, its successors or assigns should at any time cease to be the investment adviser to the Corporation, the Corporation shall, at the written request of Pilgrim, its successors or assigns, eliminate the term "PBHG" from its corporate name and any materials or documents referring to the Corporation, and will not henceforth use the term "PBHG" in the conduct of the Corporation's business, except to any extent specifically agreed to by Pilgrim. The Corporation further acknowledges that Pilgrim reserves the right to grant the non-exclusive right to use the term "PBHG" to any other persons or entities, including other investment companies, whether now in existence or hereafter created. The provisions of this paragraph are binding on the Corporation, its successors and assigns and on its directors, officers, stockholders, creditors and all other persons claiming under or through it.


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                                   ARTICLE III

                          CORPORATE PURPOSES AND POWERS

     The purpose or purposes for which the Corporation is formed is to act as an investment company under the federal Investment Company Act of 1940, and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the General Law of the State of Maryland. The Corporation shall exercise and enjoy all such powers, rights and privileges to the extent not inconsistent with these Articles of Incorporation.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the Corporation's resident agent in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK

         5.1 Authorized Stock. The total number of shares of capital stock which the Corporation has authority to issue is Nine Billion Two Hundred Million (9,200,000,000) shares, $.001 par value per share, having an aggregate par value of Nine Million Two Hundred Thousand Dollars ($9,200,000), all of which shares are classified and designated as follows:


                           [INTENTIONALLY LEFT BLANK]


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                  Designation                                  Number of Shares
                  -----------                                  ----------------

PBHG Growth Fund PBHG Class Shares                                400,000,000
PBHG Emerging Growth Fund PBHG Class Shares                       400,000,000
PBHG International Fund PBHG Class Shares                         200,000,000
PBHG Cash Reserves Fund PBHG Class Shares                       1,800,000,000
PBHG Select Equity Fund PBHG Class Shares                         200,000,000
PBHG Large Cap Growth Fund PBHG Class Share                       200,000,000
PBHG Technology & Communications Fund                             200,000,000
  PBHG Class Shares
PBHG Core Growth Fund PBHG Class Shares                           200,000,000
PBHG Limited Fund PBHG Class Shares                               200,000,000
PBHG Large Cap 20 Fund PBHG Class Shares                          200,000,000
PBHG Large Cap Value Fund PBHG Class Shares                       200,000,000
PBHG Mid-Cap Value Fund PBHG Class Shares                         200,000,000
PBHG Strategic Small Company Fund                                 200,000,000
  PBHG Class Shares
PBHG Small Cap Value Fund PBHG Class Shares                       200,000,000
PBHG Growth Fund Advisor Class Shares                             200,000,000
PBHG Emerging Growth Fund Advisor Class Shares                    200,000,000
PBHG International Fund Advisor Class Shares                      200,000,000
PBHG Cash Reserves Fund Advisor Class Shares                    1,800,000,000
PBHG Select Equity Fund Advisor Class Shares                      200,000,000
PBHG Large Cap Growth Fund Advisor Class Shares                   200,000,000
PBHG Technology & Communications Fund                             200,000,000
  Advisor Class Shares
PBHG Core Growth Fund Advisor Class Shares                        200,000,000
PBHG Limited Fund Advisor Class Shares                            200,000,000
PBHG Large Cap 20 Fund Advisor Class Shares                       200,000,000
PBHG Large Cap Value Fund Advisor Class Shares                    200,000,000
PBHG Mid-Cap Value Fund Advisor Class Shares                      200,000,000
PBHG Strategic Small Company Fund                                 200,000,000
  Advisor Class Shares
PBHG Small Cap Value Fund                                         200,000,000
  Advisor Class Shares

     5.2 Authorization of Stock Issuance. The Board of Directors may authorize the issuance and sale of capital stock of the Corporation, from time to time in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law. All shares shall be issued on a fully paid and non-assessable basis.

     5.3 Fractional Shares. The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share, excepting the right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.


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     5.4 Power to Classify. The Board of Directors of the Corporation may
classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references herein to capital stock shall apply without discrimination to the shares of each class or series of stock.

     5.5 Description of Stock. The voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's stock shall be as follows, unless otherwise provided in Articles Supplementary hereto:

         (a) Income. The Board of Directors shall have full discretion, to the extent not inconsistent with the General Laws of the State of Maryland and the Investment Company Act of 1940, to determine which items shall be treated as income and which items shall be treated as capital. Each such determination shall be conclusive and binding.

         (b) Dividends and Distributions. The holders of the Corporation's capital stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in such amounts and at such times as may be determined by the Board of Directors. Any such dividends or distributions may be declared payable in cash, property or shares of the Corporation's stock, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors. Dividends and distributions may be declared with such frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with such frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration. The Board of Directors may establish payment dates for such dividends and distributions on any basis, including payment that is less frequent than the effectiveness of such declarations. The Board of Directors shall have the discretion to designate for such dividends and distributions amounts sufficient to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1986 or any successor or comparable statute, and regulations promulgated thereunder (collectively,


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


the "IRC"), and to avoid liability of the Corporation for Federal income tax in respect of a given year and to make other appropriate adjustments in connection therewith. Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for such dividends or distributions.

         (c) Tax Elections. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation as may be permitted or required by the IRC without the vote of stockholders of the Corporation.

         (d) Liquidation. At any time there are not shares of stock of the Corporation outstanding, the Board of Directors may liquidate the Corporation, in accordance with applicable law. In the event of the liquidation or dissolution of the Corporation when there are shares outstanding, the stockholders of the Corporation shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets of the Corporation over the liabilities of the Corporation. Any such excess amounts will be distributed to each stockholder of the Corporation in proportion to the number of outstanding shares held by that stockholder and recorded on the books of the Corporation.

         Subject to the requirements of applicable law, dissolution of the Corporation may be accomplished by distribution of assets to stockholders as provided herein, or in any other legal manner.

         (e) Voting Rights. On each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock standing in such holder's name on the books of the Corporation.

         (f) Quorum. The presence in person or by proxy at a meeting of the stockholders of the holders of one-third of the shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at any meeting of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.

         (g) Assets Belonging to Each Class or Series. Notwithstanding the foregoing provisions of this Article 5.5, and subject to the power of the Board of Directors as set forth in Article 5.4 to classify unissued shares of capital stock of the Corporation, and to set or change preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such unissued shares of stock, the shares of each class or


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series of stock of the Corporation now or hereafter issued shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

             (i) All consideration received by the Corporation for the issuance or sale of shares of a particular class or series, together with all income, earnings, profits and proceeds thereon, shall irrevocably belong to such class or series for all purposes, subject only to the rights of creditors, and are herein referred to as "assets belonging to" such class or series.

             (ii) The assets belonging to such class or series shall be charged with the liabilities of the Corporation in respect of such class or series and with such class' or series' share of the general liabilities of the Corporation, in the later case in the proportion that the net asset value of such class or series bears to the net asset value of all classes and series. The determination of the Board of Directors shall be conclusive as to the allocation of liabilities, including accrued expenses and reserves, to each class or series.

             (iii) Dividends or distributions on shares of any class or series, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to such class or series.

             (iv) In the event of the liquidation or dissolution of the Corporation, stockholders of each class or series shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to such class or series; and the assets so distributable to the stockholders of such class or series shall be distributed among such stockholders in proportion to the number of shares of such class or series held by them and recorded on the books of the Corporation.

     5.6 Authorizing Vote. Notwithstanding any provision of the General Laws of the State of Maryland requiring for any purpose a proportion greater than a majority of the votes of the shares of the Corporation, the affirmative vote of the holders of a majority of the total number of shares of the Corporation, outstanding and entitled to vote under such circumstances pursuant to these Articles of Incorporation and the By-Laws of the Corporation shall be effective for such purpose, except to the extent otherwise required by the Investment Company Act of 1940 and rules thereunder; provided that, to the extent consistent with the General Laws of the State of Maryland and other applicable law, the By-Laws may provide for authorization to be by the vote of a proportion less than a majority of the votes of the Corporation.

     5.7 Preemptive Rights. No stockholder of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares or any other securities of the Corporation which the Corporation proposes to issue or sell; and any or all of such shares or securities of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and sold to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said stockholder.

     5.8 Redemption.

         (a) The Board of Directors shall authorize the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the directors may determine, to permit each holder of shares of capital stock of the Corporation to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the applicable redemption price of such shares (which may reflect such fees and charges as the Board of Directors may establish from time to time) determined in accordance with procedures established by the Board of Directors of the Corporation from time to time in accordance with applicable law.

         (b) Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem stock of the Corporation owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to (1) failure to provide the Corporation with a tax identification number and (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

         (c) Payment for redeemed stock shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially in securities or other property or assets of the Corporation. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

         (d) All rights of a stockholder with respect to a share redeemed, including the right to receive dividends and distributions with respect to such share, shall cease and determine as of the time as of which the redemption price to be paid for such shares shall be fixed, in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein.

         (e) Notwithstanding any other provision of this Article 5.8, the Board of Directors may suspend the right of stockholders to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the Investment Company Act of 1940. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its discretion, shall deem reasonable, such determination to be conclusive.

         (f) Shares which have been redeemed shall constitute authorized but unissued shares.

     5.9 Repurchase of Shares. The Board of Directors may by resolution from time to time authorize the Corporation to purchase or otherwise acquire, directly or through an agent, shares of its outstanding stock upon such terms and conditions and for such consideration as permitted by applicable law and determined to be reasonable by the Board of Directors and to take all other steps deemed necessary in connection therewith. Shares so purchased or acquired shall have the status of authorized but unissued shares.

     5.10 Valuation. Subject to the requirements of applicable law, the Board of Directors may, in its absolute discretion, establish the basis or method, timing and frequency for determining the value of assets belonging to the Corporation and for determining the net asset value of shares of the Corporation for purposes of sales, redemptions, repurchases or otherwise. Without limiting the foregoing, the Board of Directors may determine that the net asset value per share should be maintained at a designated constant value and may establish procedures, not inconsistent with applicable law, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to shares of the Corporation from time to time, for automatic pro rata capital contributions from each stockholder in amounts sufficient to maintain the designated constant share value.

     5.11 Certificates. Subject to the requirements of the Maryland General Corporation Law, the Board of Directors may authorize the issuance of some or all of the shares without certificates and may establish such conditions as it may determine in connection with the issuance of certificates.


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


     5.12 Shares Subject to Articles and By-Laws. All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as each may be amended, supplemented and/or restated from time to time.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

     6.1 Number of Directors. Prior to the issuance of stock, the number of directors of the Corporation shall be five and after the issuance of stock shall be as provided in the By-Laws, provided that the By-Laws may, subject to the limitations of the Maryland General Corporation Law, fix a different number of directors and may authorize a majority of the directors to increase or decrease the number of directors set by these Articles or the By-Laws within limits set forth by the By-Laws and to fill vacancies created by an increase in the number of directors. Unless otherwise provided by the By-Laws, the directors of the Corporation need not be stockholders of the Corporation. The names of the directors who will serve until the next annual meeting and until their successors are elected and qualified are:

                               John R. Bartholdson
                                Harold J. Baxter
                                Jettie M. Edwards
                                Albert A. Miller

     6.2 Removal of Directors. Subject to the limits of the Investment Company Act of 1940 and unless otherwise provided by the By-Laws, a director may be removed, with or without cause, by the affirmative vote of a majority of (a) the Board of Directors, (b) a committee of the Board of Directors appointed for such purpose, or (c) the stockholders by vote of a majority of the outstanding shares of the Corporation.

     6.3 Liability of Directors and Officers.

         (a) To the fullest extent permitted by the Maryland General Corporation Law and the Investment Company Act of 1940, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.


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


         (b) In performance of his duties, a director is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared by others, to the extent not inconsistent with the General Laws of the State of Maryland. A person who performs his duties in accordance with the standards of Article 2-405.1 of the Maryland General Corporation Law or otherwise in accordance with applicable law shall have no liability by reason of being or having been a director of the Corporation.

     6.4 Powers of Directors. In addition to any powers conferred herein or in the By-Laws, the Board of Directors may, subject to any express limitations contained in these Articles of Incorporation or in the By-Laws, exercise the full extent of powers conferred by the General Laws of the State of Maryland or other applicable law upon corporations or directors thereof and the enumeration and definition of particular powers herein or in the By-Laws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

         (a) to make, alter, amend or repeal from time to time the By-Laws of the Corporation except as otherwise provided by the By-Laws;

         (b) subject to requirements of the Investment Company Act of 1940 and the General Laws of the State of Maryland, to authorize the Corporation to enter into contracts with any person, including any firm, corporation, trust or association in which a director, officer, employee or stockholder of the Corporation may be interested. Such contracts may be for any lawful purpose, whether or not such purpose involves delegating functions normally performed by the board of directors or officers of a corporation, including, but not limited to, the provision of investment management for the Corporation's investment portfolio, the distribution of securities issued by the Corporation, the administration of the Corporation's affairs, the provision of transfer agent services with respect to the Corporation's shares of capital stock, and the custody of the Corporation's assets. Any person (including its affiliates) may be retained in multiple capacities pursuant to one or more contracts and may also perform services, including similar or identical services, for others, including other investment companies. Subject to the requirements of applicable law, such contracts may provide for compensation to be paid by the Corporation in such amounts, including payments of multiple amounts for persons (including their affiliates) acting in multiple capacities, as the Board of Directors shall determine in its discretion to be proper and reasonable;

         (c) to authorize from time to time the payment of compensation to the Directors for services to the Corporation, including fees for attendance at meetings of the Board of Directors and committees thereof.

     6.5 Determinations by Board of Directors. Any determination made by or pursuant to the direction of the Board of Directors and in accordance with the standards set by the General Laws of the State of Maryland shall be final and conclusive and shall be binding upon the Corporation and upon all stockholders, past, present and future of the Corporation.

                                   ARTICLE VII

                      PROVISIONS FOR DEFINING, LIMITING AND
                    REGULATING THE POWERS OF THE CORPORATION
                       AND THE DIRECTORS AND STOCKHOLDERS

     7.1 Location of Meetings, Offices and Books. Both directors and stockholders may hold meetings within or without the State of Maryland and abroad, and the Corporation may have one or more offices and may keep its books within or without the State of Maryland and abroad at such places as the directors shall determine.

     7.2 Meetings of Stockholders. Except as otherwise provided in the By-Laws, in accordance with applicable law, the Corporation shall not be required to hold an annual meeting of stockholders in any year unless required by applicable law. Election of directors, whether by the directors or by stockholders, need not be by ballot unless the By-Laws so provide.

     7.3 Inspection of Records. Stockholders of the Corporation shall have only such rights to inspect and copy the records, documents, accounts and books of the Corporation and to request statements regarding its affairs as are provided by the Maryland General Corporation Law, subject to such reasonable regulations, not contrary to the General Laws of the State of Maryland, as the Board of Directors may from time to time adopt regarding the conditions and limits of such rights.

     7.4 Indemnification. The Corporation, including its successors and assigns, shall indemnify its directors and officers and make advance payment of related expenses to the fullest extent permitted, and in accordance with the procedures required, by the General Laws of the State of Maryland and the Investment Company Act of 1940. The By-Laws may provide that the Corporation shall indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any director, officer, employee or agent may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was


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serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against any liability (including, with respect to employee benefit plans, excise taxes) asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Article 7.4 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of these Articles of Incorporation shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

     7.5 Wholly-Owned Subsidiaries. The Corporation may own all or any portion of the securities of, make loans to, or contribute to the costs or other financial requirements of any company which is wholly owned by the Corporation or by the Corporation and by one or more other investment companies and is primarily engaged in the business of providing, at cost, management, administrative or related services to the Corporation or to the Corporation and other investment companies.

     7.6 Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     7.7 References to Statutes, Articles and By-Laws. All references herein to statutes, to these Articles of Incorporation or to the By-Laws shall be deemed to refer to those statutes, Articles or By-Laws as they are amended and in effect from time to time.

     THIRD: The foregoing restatement of the charter has been approved by a majority of the entire Board of Directors of the Corporation.

     FOURTH: The charter is not amended by these Articles of Restatement.

     FIFTH: The current address of the principal office of the Corporation is set forth in Article IV of the foregoing restatement of the charter.

     SIXTH: The name and address of the Corporation's current resident agent is set forth in Article IV of the foregoing restatement of the charter.


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     SEVENTH: The number of directors of the Corporation and the names of those currently in office are set forth in Article VI of the foregoing restatement of the charter.

     EIGHTH: The undersigned President acknowledges these Articles of Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this ____ day of October, 1998.


ATTEST:                                     THE PBHG FUNDS, INC.



/s/ John M. Zerr                            By: /s/ Gary L. Pilgrim (SEAL)
-------------------                             -------------------
John M. Zerr                                    Gary L. Pilgrim
Secretary                                       President


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